HPR INC.

                     HPR 1995 ELIGIBLE DIRECTORS STOCK PLAN



         1. Purpose. The purpose of this plan (the "Plan") is to grant options to purchase shares of the common stock, $.01 par value (the "Common Stock"), of HPR Inc. (the "Company") to Eligible Directors (as defined in Section 5 of the
Plan) of the Company at market value on the date of grant. The Company believes that the granting of such options (the "Options") will serve to enhance the Company's ability to attract and retain the services of such persons, to provide additional incentives to them and to encourage the highest level of performance by them by offering them a proprietary interest in the Company's success. The Company also believes that the Plan will encourage directors to make greater equity investment in the Company, more closely aligning the interests of the directors and the stockholders.

         2. Effective Date. This Plan was adopted by the Board of Directors of the Company (the "Board") on June 26, 1995 (the "effective date" of the Plan) and approved by the stockholders on July 20, 1996 and amended July 22, 1996 to be effective November 1, 1996, subject to approval of such amendment by the stockholders of the Company on or before July 22, 1997.

         3. Stock  Covered by the Plan.  Subject to the  adjustment  provided in
Section 8, the aggregate number of shares of Common Stock which may be issued and sold pursuant to Options granted under the Plan shall not exceed 150,000 shares, which may be either authorized but unissued shares or treasury shares. If any Option granted under the Plan shall terminate or expire without being fully exercised, the shares which have not been purchased thereunder will again become available for purposes of the Plan.

         4. Administration. The Plan shall be administered by the Board of Directors, whose construction and interpretation of the Plan's terms and provisions shall be final and conclusive. The Board shall have the authority to delegate to the Compensation Committee of the Board (the "Committee") the authority to administer this Plan as set forth in this Section 4 and to recommend that the Board grant Options. No members of the Board or the Committee shall be held liable for any action or determination under the Plan made in good faith with respect to the Plan or any Option granted thereunder.

         5. Approval by Board of Directors. Notwithstanding anything in this Plan to the contrary, including without limitation the delegation of authority to the Committee, all grants of Options under the Plan shall be approved by the Board of Directors.

         6. Option Grants. "Eligible Directors" shall mean directors of the Company who are directors on the date of grant, and who are not employees of the Company. All Options granted under the Plan shall be non-statutory stock options which are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 as amended (the "Code") and which are intended to be taxed under Section 83 of the Code.

                  After June 30, 1996, each Eligible Director on the 30th day following the date on which the first Annual Meeting of the Stockholders of the Company (the "Annual Meeting") in which he is elected as a director is held shall, upon approval by the Board of Directors, be granted an Option to purchase 10,000 shares of Common Stock. After June 30, 1996, each Eligible Director who is such on the 30th day following the date on which each subsequent Annual Meeting is held during the term of the Plan shall on such 30th day, upon approval by the Board of Directors, be granted an Option to purchase 4,000 shares of Common Stock. Each such Option is referred to herein as a "Regular Option."

                  The date of grant of an Option to an Eligible Director under the Plan shall be the applicable day referred to immediately above.

         7. Option Price. The price per share at which each Regular Option granted under the Plan to an Eligible Director may be exercised ("Regular Option Price") shall be the Market Price of the Common Stock as determined by the closing price of such Common Stock as reported on the Nasdaq National Market for the relevant date (or, if such date is not a trading date or if no trades took place on such date, then such closing price for the last previous trading date or the last previous date on which a trade occurred, as the case may be); provided that if the Common Stock is no longer traded on the Nasdaq National Market on the relevant date, then the Market Price as of such date shall be determined by the Committee.

                  In no event shall the Option Price per share for any Option under the Plan be less than the par value per share.

         8. Terms and Conditions of Options. Each Option granted under the Plan shall be evidenced by and subject to the terms and conditions of an Option Grant attached hereto as Exhibit A. Each Option Grant executed and delivered to an Eligible Director shall contain the following terms and conditions:

                  (a) Exercise of Options. Each Option shall expire 10 years from the date of grant of such Option.

                  (b) Payment. Each Eligible Director to whom an Option is granted may exercise such Option from time to time, in whole or in part, during the period that it is exercisable, by payment of the Option Price of each share purchased, in cash, or by delivery to the Company of a number of shares of Common Stock having an aggregate Market Price of not less than the product of the Option Price multiplied by the number of shares the participant intends to purchase upon exercise of the Option on the date of delivery. Notwithstanding the foregoing, the exercise price of an Option may not be paid by delivery to the Company of shares of Common Stock to the extent that such delivery would constitute a violation of the provisions of any law (including without limitation Section 16 of the Act) or related regulation or rule.

                  (c) Transfer Restrictions. The shares of Common Stock issued upon exercise of an Option granted under this Plan will be acquired for investment and not with a view to distribution thereof unless there shall be an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), with respect thereto. In the event that the Company, upon the advice of counsel, deems it necessary to list upon official notice of issuance shares to be issued pursuant to the Plan on a national securities exchange or to register under the 1933 Act or other applicable federal or state statute any shares to be issued pursuant to the Plan, or to qualify any such shares for exemption from the registration requirements of the 1933 Act under the Rules and Regulations of the Securities and Exchange Commission or for similar exemption under state law, then the Company shall notify each Eligible Director to that effect and no shares of Common Stock subject to an Option shall be issued until such registration, listing or exemption has been obtained. The Company shall make prompt application for any such registration, listing or exemption pursuant to federal or state law or rules of such securities exchange which it deems necessary and shall make reasonable efforts to cause such registration, listing or exemption to become and remain effective. The shares of Common Stock issued on exercise of the Option shall be subject to any restrictions on transfer then in effect pursuant to the Certificate of Incorporation or By-laws of the Company.

                  (d) Non-Transferability. No Option may be transferred by the Optionee, other than by will or the laws of descent and distribution. An Option can be exercised during such individual's lifetime only by him or her, provided, however, that the Board may permit an Eligible Director to transfer an Option if such transfer is made pursuant to uniformly applied criteria established by the Board prior to such transfer.

                  (e) Termination of Directorship. Nothing in this Plan or in any Option Grant shall confer upon any Eligible Director the right to continue as a director of the Company. An Eligible Director's right to participate in the Plan shall automatically terminate if and when such Director becomes an employee of the Company. Each Option shall terminate and may no longer be exercised if the Eligible Director ceases to provide services to the Company in accordance with the following provisions:

                            (i) Options granted to an Eligible Director shall cease to be exercisable 12 months after the date such Director ceases to be a director for any reason other than death, but in no event after the expiration of the Option.

                           (ii) If an Eligible Director ceases to be a director on account of his death, any Option previously granted to him, whether or not exercisable  at the  date of  death,  may be
                                    exercised by his executor,  administrator or
                                    the  person or  persons  to whom his  rights
                                    under the  Option  shall pass by will or the
                                    applicable laws of descent and distribution,
                                    at any time within 12 months  after the date
                                    of  death,   but  in  no  event   after  the
                                    expiration of the Option.

         9. Stock Dividends; Stock Splits; Stock Combinations; Recapitalizations. The aggregate number and kind of shares reserved under the Plan, the maximum number of shares as to which Options may be granted to any individual and the Option Price per share shall be appropriately adjusted by the Committee in the event of any recapitalization, stock split, stock dividend, combination of shares, or other similar change in the capitalization of the Company which occurs after the expiration date of the Plan, but no adjustment in the Option Price shall be made which would reduce the Option Price per share to less than the par value per share.

         10. Merger; Sale of Assets. Prior to a dissolution, liquidation, merger, consolidation, or reorganization of the Company (the "Event"), the Committee may decide to terminate each outstanding Option. If the Committee so decides, such Option shall terminate as of the effective date of the Event, but the Committee shall suspend the exercise of all outstanding Options a reasonable time prior to the Event, giving each Optionee not less than fourteen days written notice of the date of suspension, prior to which an Optionee may purchase in whole or in part the shares available to him as of the date of receipt of the notice. If the Event is not consummated, the suspension shall be removed and all Options shall continue in full force and effect subject to the terms of their respective Option Grants.

         11. Termination or Amendment of Plan. The Committee may amend, suspend, or terminate the Plan, including the form of Option Grant incorporated herein by reference. No such action, however, may be taken without approval or ratification by the stockholders if such approval or ratification is required under Section 162(m) of the Code. No such action may, without the consent of the holder of the Option, alter or impair any Option previously granted.

                  In any event, the Plan shall terminate 10 years from the date of adoption by the Board of Directors, or if earlier, from the date of approval by the stockholders. Any shares remaining under the Plan at the time of termination which are not subject to outstanding Options and any shares which thereafter become available because of the expiration or termination of an Option shall cease to be reserved for purposes of the Plan.






                                                                Name of Optionee


                                    HPR INC.
                         ELIGIBLE DIRECTORS OPTION GRANT

         THIS AGREEMENT is entered into by and between HPR Inc., a Delaware corporation with its principal office at 245 First Street, Cambridge, Massachusetts 02142 (hereinafter the "Company"), and the undersigned non-employee director of the Company (hereinafter the "Optionee").

         WHEREAS, the Optionee renders important services to the Company (such services to be collectively herein referred to as "Service"), and the Company desires to grant a non-qualified stock option to the Optionee;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:


         1.  Grant, Exercisability and Term of Option.

         (a) The Company hereby grants to the Optionee pursuant to the HPR 1995 Eligible Directors Stock Plan (the "Plan") the option to purchase from the Company upon the terms and conditions hereinafter set forth the number of shares ("Shares") of the $.01 par value common stock ("Common Stock") of the Company set forth on the signature page below at the purchase price per Share so set forth (the "Option Price"). The date of grant of this option is the date set forth at the execution page of this Agreement as the "Option Date."

         (b) Subject to the provisions of Section 5 hereof, this option is exercisable in full or in part and shall remain exercisable until it expires on the tenth anniversary of the Option Date, unless the option is sooner terminated as hereinafter specified. Only whole Shares may be purchased pursuant to this option.


         2.  Conditions and Limitations.

         (a) The option is granted on the condition that the purchase of shares hereunder shall be for investment purposes and not with a view to resale or distribution, except that such condition shall be inoperative if the offering of Shares subject to the option is registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such Shares may be resold without registration. At the time of the exercise of the option or any installment thereof, the Optionee will execute such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Optionee's familiarity with restrictions on the resale of the Shares under applicable securities laws, and the Company may stamp such legend on the certificate representing the Shares as may be necessary or appropriate in light of the foregoing condition.

         (b) The Company will furnish upon request of the Optionee copies of the certificate of incorporation of the Company, as amended, and by-laws of the Company, as amended, and such publicly available financial and other information concerning the Company and its business and prospects as may be reasonably requested by the Optionee in connection with exercise of this option.

         (c) The option shall not be transferable otherwise than by will or by the laws of descent and distribution, and except as provided in Section 4 the option shall be exercisable during the lifetime of the Optionee by the Optionee only. Notwithstanding the foregoing, however, if the Optionee is determined to be mentally incompetent and a guardian or conservator (or other similar person) is appointed by a court of competent jurisdiction to manage the Optionee's affairs, the guardian or conservator (or other similar person) may exercise the option on behalf of the Optionee, provided that such exercise is made within the time limits prescribed herein.

         (d) The option granted in this Agreement is subject to the terms, conditions and definitions of the Plan, a copy of which is attached hereto. To the extent that the terms, conditions and definitions of this Agreement are inconsistent with those of the Plan, those of this Agreement shall govern. The Optionee hereby accepts this option subject to all such provisions of the Plan and agrees that all decisions under, and interpretations of, such provisions of the Plan by the Board of Directors of the Company (the "Board") or the Committee, as defined in the Plan, shall be final, binding and conclusive upon the Optionee and his or her heirs.

         (e) In the event that the Company, upon the advice of counsel, deems it necessary to list upon official notice of issuance any shares to be issued pursuant to the Plan on a national securities exchange or to register under the Securities Act of 1933 or other applicable federal or state statute any shares to be issued pursuant to the Plan, or to qualify any such shares for exemption from the registration requirements of the Securities Act of 1933 under the rules and regulations of the Securities and Exchange Commission or for similar exemption under state law, then the Company shall notify the Optionee to that effect and no Shares shall be issued until such registration, listing or exemption has been obtained. The Company shall make prompt application for any such registration, listing or exemption pursuant to federal or state law or rules of such securities exchange which it deems necessary and shall make reasonable efforts to cause such registration, listing, or exemption to become and remain effective.


         3.  Exercise of Option; Withholding Taxes.

         (a) Written notice of the exercise of the option or any installment thereof shall be given to the Company specifying the number of shares for which the option is exercised and accompanied by payment in full of the Option Price. Payment shall be made (a) in cash, (b) check, (c) by Immediate Sales Proceeds, as defined below, (d) by delivery and assignment to the Company of shares of Company stock owned by the Optionee (which shares have a Market Price not less than the Option Price); or (e) by any combination of the foregoing. As used herein, "Market Price" shall mean the closing price of the Common Stock as reported on the Nasdaq National Market for the relevant date (or, if such date is not a trading date or if no trades took place on such date, then such closing price for the last previous trading date or the last previous date on which a trade occurred, as the case may be); provided that if the Common Stock is no longer traded on the Nasdaq National Market on the relevant date, then the Market Price as of such date shall be determined by the Committee. Notwithstanding the foregoing, this option may not be exercised by delivery and assignment to the Company of shares of Company stock to the extent that such delivery and assignment would constitute a violation of the provisions of any law, or related regulation or rule, or any agreement or Company policy, restricting the transfer or redemption of the Company's stock. As used herein, the term "Immediate Sales Proceeds" shall mean the assignment in form acceptable to the Company of the proceeds of a sale of the Shares acquired on the exercise of this option pursuant to a procedure approved by the Company. The Company reserves the right to decline to approve any such procedure in the Company's sole and absolute discretion.

         (b) The Company's obligation to deliver Shares upon exercise of an option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. Without limiting the generality of the foregoing, the Company shall have the right to deduct from payments of any kind otherwise due to the Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any Shares issued upon exercise of the option.

         4. Termination of Option. In the event that the Optionee ceases to be a director at any time prior to the exercise of this option in full, this option shall terminate according to the following provisions:

         (a) If the Optionee ceases be a director for any reason other than death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), the Optionee may at any time within a period of twelve months after the date of such cessation of service as a director exercise the option to the extent that the option was exercisable on the date of such cessation;

         (b) If the Optionee ceases to be a director because of disability (as defined in Section 22(e)(3) of the Code), the Optionee may at any time within a period of twelve months after the date of such cessation of service as a director exercise the option to the extent that the option was exercisable on the date of such cessation; and

         (c) If the Optionee ceases to be a director because of death, the option, to the extent that the Optionee was entitled to exercise it on the date of death, may be exercised within a period of twelve months after the Optionee's death by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution;

provided, however, that this option may not be exercised to any extent by anyone after the date of its expiration.


         5. Exercisability of Option. So long as Optionee is an Eligible Director, this Option may be exercised only as follows:

         (i) commencing on the first anniversary hereof, only to the extent of one-fifth of the Shares; and

         (ii) thereafter, at the end of each subsequent year, to the extent of an additional twenty per cent of the Shares; less the number of Shares as to which this Option has been exercised.


         6.

         A. "Market Stand Off" Agreement. The Optionee, if requested by the Company or any managing underwriter of the Company's securities, shall agree not to sell or otherwise transfer or dispose of any Shares of the Company held by the Optionee during the period up to 180 days, as requested by the Company or such underwriter, following the effective date of a registration statement of the Company filed under the Securities Act of 1933 (except for any Company securities held by the Optionee sold pursuant to such registration statement). Such agreement shall be in writing in form satisfactory to the Company or such underwriter. The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restriction until the end of such period.

         B. Exceptions for Transfers to Family. The provisions contained in this
Section 6 shall not apply to any transfer of Shares to or in trust for the sole benefit of the Optionee, or any member of the immediate family of the Optionee, including for this purpose the undersigned's spouse, parents, parents-in-law, issue, nephews, nieces, brothers, brothers-in-law, sisters, sisters-in-law, children-in-law and grandchildren-in-law, provided that such transferee agrees in writing to be subject to the terms of this Section 6.


         7. Notices. All notices or demands given pursuant to this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered by hand or sent by certified or registered mail, postage prepaid, addressed to the Company at its principal office or to the Optionee (or the Optionee's legal representatives) at the address stated in the Optionee's (or their) notice or at the Optionee's address appearing on the books of the Company.


         8. No Service Commitment; Tax Treatment. Nothing herein contained shall entitle the Optionee to remain a director of HPR or an Eligible Director under the plan. The option granted hereunder is not intended to qualify as an incentive stock option under Section 422 of the Code, and the Company makes no representation about the tax treatment to the Optionee with respect to receipt or exercise of the option or acquiring, holding or disposing of the Shares. The Optionee represents that the Optionee has had the opportunity to discuss such treatment with the Optionee's tax adviser. The Optionee shall have no rights as a stockholder with respect to the shares subject to the option until the exercise of the option and the issuance of a stock certificate for the Shares with respect to which the option shall have been exercised.

         9.       Adjustment in Shares, etc.

         (a) Appropriate adjustment shall be made by the Committee in number, kind, and exercise price of Shares covered by the option granted hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the Option Date.

         (b) In the event of a change in the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of Shares which thereafter may be purchased pursuant to the option granted hereunder, and the number and kind of Shares then subject to the option granted hereunder and the price per Share thereof shall be appropriately adjusted in such manner as the Committee may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder. Except as otherwise determined by the Committee, a merger or similar reorganization which the Company does not survive, or a sale of all or substantially all of the assets of the Company, shall cause this option to terminate, to the extent not then exercised, unless any surviving entity agrees not to assume the obligations hereunder.


         10. Miscellaneous. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts. This Agreement shall be binding upon and inure to the benefit of the heirs and legal representatives of the Optionee and the successors and assigns of the Company, but shall not be assigned by the Optionee at any time without the prior written permission of the Company, and any such attempted assignment shall be void.





                  IN WITNESS WHEREOF the parties have executed this Stock Option Agreement as of the Option Date.


                                                     ----------------------
                                                     Optionee [Sign name]



                                                         [Print name]

                                                     Address: _____________

                                                     -------------------------


                                                     Option Date:


                                                     No. of Shares:


                                                     Option Price:



Accepted, as the issuer of the Shares, in accordance with the terms of the foregoing Option Agreement as of the foregoing Option Date.

                                                     HPR INC.


                                                     By:_______________________
                                                          Chairman of the Board